UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 16, 2004

SEABULK INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28732	65-0966399
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2200 ELLER DRIVE, P.O. BOX 13038, FT. LAUDERDALE, Florida		33316
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954 523 2200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.01. Completion of Acquisition or Disposition of Assets.

Seabulk Transport, Inc. (the "Company"), a wholly-owned subsidiary of Registrant, has acquired the remaining 33% minority ownership interest in its U.S.-flag, single-hull product tanker SEABULK AMERICA from Stolt-Nielsen Transportation Group, Inc. ("Stolt"). The Company completed the transacion on December 15, 2004, through the purchase of minority limited partnership interests of Stolt in two Florida limited partnerships. The sale price was $2.4 million as well as the retirement of certain inter-company debt.

A copy of the Agreement for the Purchase and Sale of Selected Assets is attached to this report as Exhibit 10.40, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

EXHIBIT INDEX

10.40 Agreement for the Purchase and Sale of Selected Assets between Seabulk Transport, Inc., as Buyer, and Stolt-Nielsen Transportation Group, Inc., as Seller, dated December 15, 2004.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABULK INTERNATIONAL, INC.

December 16, 2004	By:	ALAN R. TWAITS

Name: ALAN R. TWAITS
Title: SENIOR VICE PRESIDENT & SECRETARY

Top of the Form

Exhibit Index

Exhibit No.	Description

10.40	Agreement for the Purchase and Sale of Selected Assets